UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2025

Infinite Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21816	52-1490422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Sully’s Trail, Suite 202, Pittsford, New York	14534
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 385-0610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

On March 12, 2025, Infinite Group, Inc. (the “Company”) entered into an Asset Purchase Agreement (this “Agreement”) with Opti9 Technologies LLC, a Delaware limited liability company (“Buyer”) for the sale of assets related to a division of its business known as the Ace Server Management division. Under this division the Company provides IT managed infrastructure services, to a US government agency as a subcontractor to Peraton Enterprise Solutions LLC (f/k/a Perspecta Enterprise Solutions LLC (“Peraton”))

The purchase price is $7,500,000 plus the assumption of liabilities under the contract with Peraton going forward, and subject to customary adjustments prior to closing. The purchase price will be funded by immediately available funds at the closing. The Agreement contemplates payment of a number of third party creditors which proceeds will be applied at the closing.

The closing is expected to take place in June 2025. The closing of the transaction is subject to customary conditions, including, among other things, (i) approval by the Company’s stockholders; (ii) consent of Peraton; (iii) consent of a number of the Company’s debtholders; (iv) no temporary or permanent judgment issued by any governmental entity of competent jurisdiction or law or other legal restraint or prohibition preventing or prohibiting the consummation shall be in effect; (v) that no event or circumstance with a material adverse effect on the Ace server management business division shall have occurred; and, (vi) other customary conditions for a transaction of this nature.

The Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including a 4 year non-competition covenant from competing with the Buyer in providing services to the U.S. government agency that was subject of the Peraton subcontract, and providing 24x7x365 Windows and/or Linux operating system and hardware support and monitoring services to other parties.

Concurrently with the execution of the Agreement, certain stockholders entered into voting agreements (the “Voting Agreements”) with Buyer. Pursuant to the terms of the Voting Agreements, these stockholders agreed to vote their shares in favor of the transaction and the Company’s upcoming stockholders meeting, to not solicit any other acquisition proposals and to vote their shares against any competing acquisition proposals. The shares subject to the Voting Agreements comprise approximately [28]% of all outstanding shares. The Voting Agreements will terminate in certain circumstances, including upon termination of the Agreement.

The Company plans to present the transaction for the sale of these assets for approval at its upcoming annual meeting of stockholders tentatively scheduled for June 4, 2025.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which, with certain confidential terms redacted, is attached as Exhibit 2.1 hereto and incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward looking statements include, but are not limited to, statements regarding the likelihood and timing of the closing of the transaction. Investors are cautioned that all forward-looking statements involve risks and uncertainty that could cause actual results to differ materially from those in the forward-looking statements. These risks include, without limitation, the possibility that the transaction will not close or that the closing may be delayed. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s reports filed with the Securities and Exchange Commission (the "SEC"), which is available at the SEC's website at http://www.sec.gov, all of which are incorporated herein by reference. All forward-looking statements included in this report are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

2

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement by and between Infinite Group, Inc. and Opti9 Technologies LLC dated as of March 12, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infinite Group, Inc.

Date: March 18, 2025	By:	/s/ James Villa
James Villa
Chief Executive Officer

4